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                                                                   Exhibit 99.2


                          NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF
                    8 7/8% CAPITAL TRUST PREFERRED SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                                       OF
                     AMERICAN ANNUITY GROUP CAPITAL TRUST II
                      FULLY AND UNCONDITIONALLY GUARANTEED
                         BY AMERICAN ANNUITY GROUP, INC.


                  This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the 8 7/8% Capital Trust Preferred Securities due January 15, 2027 (the "Old Preferred Securities") of American Annuity Group Capital Trust II, a Delaware statutory business trust (the "Trust") are not immediately available or (ii) Old Preferred Securities, the Letter of Transmittal and all other required documents cannot be delivered to American Annuity Group, Inc. (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below). This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Old Preferred Securities" in the Prospectus.

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS
                          AMERICAN ANNUITY GROUP, INC.

                         By Registered or Certified Mail
                         or Hand or Overnight Delivery:

                          American Annuity Group, Inc.
                              250 East Fifth Street
                             Cincinnati, Ohio 45202
                          Attn: _______________________


                   TO CONFIRM BY TELEPHONE OR FOR INFORMATION:

                                 (513) ___-____

                            FACSIMILE TRANSMISSIONS:

                                 (513) ___-____

                  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.


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                  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO
GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

                  The undersigned hereby tenders to American Annuity Group Capital Trust II, a Delaware statutory business trust (the "Trust"), upon the terms and subject to the conditions set forth in the Prospectus dated __________________, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Preferred Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Old Preferred Securities."



Aggregate Principal                        Name(s) of Registered Holder(s):
Amount Tendered:


Certificate No(s).                         Address(es):
(if available):                            Area Code and Telephone Number(s):


If Old Preferred Securities will be tendered by book-entry transfer, provide the following information:

Signature(s): __________________________________________________________________

DTC Account Number:_____________________________________________________________

Date: __________________________________________________________________________


                THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED

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                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)


                  The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, the Old Preferred Securities tendered hereby in proper form for transfer, pursuant to the procedures for one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereto) and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

                  The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Preferred Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm ___________________________________________________________________

(Authorized Signature)  ________________________________________________________
                                               (Title)

Address ________________________________________________________________________

        ________________________________________________________________________
                                    (INCLUDE ZIP CODE)

Area Code and Telephone Number _________________________________________________

Date: __________________________________________________________________________

NOTE: DO NOT SEND OLD PREFERRED SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD PREFERRED SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND THE REQUIRED DOCUMENTS.





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